Exhibit 23(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-8 pertaining to the BP Deferred Compensation Plan and to the incorporation by reference therein of our report dated February 13, 2001, with respect to the consolidated financial statements and schedule of BP p.l.c. included in its Annual Report on Form 20-F for the year ended December 31, 2000, filed with the Securities and Exchange Commission.





London, England                                       /s/ Ernst & Young LLP
August 7, 2001                                        Ernst & Young LLP